UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

Merix Corporation
(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2009, Merix Corporation, an Oregon corporation (“Merix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Merix, Viasystems Group, Inc., a Delaware corporation, (“Viasystems”), and Maple Acquisition Corp., an Oregon corporation and wholly owned subsidiary of Viasystems (“Merger Sub”), pursuant to which Merger Sub will merge with and into Merix, with Merix as the surviving corporation and a wholly owned subsidiary of Viasystems (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Merix common stock, no par value, will be converted into the right to receive the number of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Viasystems equal to the Exchange Ratio, subject to adjustment in accordance with the Merger Agreement.  “Exchange Ratio” means a fraction (i) the numerator of which is equal to 2,500,000 shares and (ii) the denominator of which is equal to the number of shares of Merix common stock that is issued and outstanding as of the effective time of the Merger.  Assuming that the number of shares of Merix common stock that is issued and outstanding today represents the number of shares of common stock that will be issued and outstanding at the effective time of the Merger, then the Exchange Ratio would equal approximately 0.11559034.  No fractional shares of common stock of Viasystems will be issued in the Merger.

During the 30-day period prior to the consummation of the Merger, each holder of outstanding options to purchase Merix common stock granted under Merix’s stock plans, except for certain options held by directors, will have the opportunity to exercise his or her options upon payment of the exercise price or on a “net cashless exercise” basis.  Each option unexercised at the time of the consummation of the Merger will be cancelled.  In addition, each unvested restricted stock unit or share of restricted stock issued by Merix, except for certain restricted stock awarded to directors, will automatically vest and be converted into validly issued, fully paid and nonassessable shares of common stock of Viasystems at the Exchange Ratio.

Merix and Viasystems have made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct their respective businesses in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the Merger, and (ii) use their reasonable best efforts to take any action necessary or advisable to cause the conditions to the consummation of the Merger to be satisfied as promptly as practicable.  In addition, Merix has agreed not to solicit, initiate or knowingly encourage any inquiries or proposals that constitute or may reasonably be expected to lead to a takeover proposal, participate in any discussion or negotiations with any third party regarding any takeover proposal, or enter into any agreement related to any takeover proposal, subject to certain exceptions.

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) approval and adoption of the Merger Agreement by Merix’s shareholders, (ii) the absence of any order or injunction prohibiting the consummation of the Merger, (iii) the accuracy of the representations and warranties of each party, (iv) obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and (v) declaration of effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by Viasystems.  The Merger Agreement also requires Viasystems to have received proceeds from a debt facility, for which Viasystems has received a commitment, to finance the transactions contemplated by the Merger Agreement.  Consummation of the Merger is also conditioned upon the closing of the note exchange transaction in which holders of approximately 98% of Merix’s 4% senior subordinated notes due 2013 will exchange their notes for approximately 1.4 million shares of Viasystems common stock, plus a total cash payment of approximately $35 million.

The Merger Agreement contains certain termination rights for each of Viasystems and Merix, including Merix’s right to terminate the Merger Agreement under certain circumstances to pursue an unsolicited superior proposal.  In addition, the Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, including termination by Merix to pursue an unsolicited superior proposal, Merix is required to pay Viasystems a termination fee of $1,300,000, plus certain expenses of Viasystems in total not exceeding $3,900,000.

The board of directors of Merix unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interest of Merix and its shareholders. The board also approved an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated October 16, 2007 between Merix and American Stock Transfer & Trust Company, LLC, as Rights Agent.  A copy of the form of Rights Agreement Amendment is attached as Exhibit 4.1 hereto.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A joint press release, issued on October 6, 2009, announcing the signing of the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual or financial information about Viasystems, Merix, or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Viasystems, Merger Sub or Merix or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Viasystems and Merix.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the other filings that each of Viasystems and Merix make with the SEC.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Viasystems and Merix will file relevant materials with the SEC.  Viasystems will file a Registration Statement on Form S-4 that includes a proxy statement of Merix and which also constitutes a prospectus of Viasystems.  Merix will mail the proxy statement/prospectus to its shareholders.  Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. The proxy statement/prospectus and other documents that will be filed by Viasystems and Merix with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Merix Corporation, 15725 SW Greystone Court, Suite 200, Beaverton Oregon 97006, Attention: Investor Relations or by directing a request when such a filing is made to Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105, Attention: Investor Relations.

Participants in Solicitation

Viasystems, Merix, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Merix is set forth in Merix’s definitive proxy statement, which was filed with the SEC on August 26, 2009.  Information about the directors and executive officers of Viasystems is set forth in the Form 10-K of Viasystems, Inc., which was filed with the SEC on March 30, 2009.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus Viaystems and Merix will file with the SEC when it becomes available.

Forward-looking Statements

Certain statements in this document may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and Merix separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and Merix regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  Neither Viasystems nor Merix undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied.  Such differences may result from a variety of factors, including but not limited to:  legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission (“SEC”) on March 30, 2009, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Merix for the year ended May 30, 2009, which was filed with the SEC on July 30, 2009, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2009, by and among Merix Corporation, Viasystems Group, Inc., and Maple Acquisition Corp.
4.1	Amendment No. 1 to Rights Agreement, dated as of October 6, 2009, between Merix Corporation and American Stock Transfer & Trust Company, LLC.
99.1	Joint press release of Merix Corporation and Viasystems Group, Inc. dated October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)
Date: October 6, 2009	By:	/s/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2009, by and among Merix Corporation, Viasystems Group, Inc., and Maple Acquisition Corp.
4.1	Amendment No. 1 to Rights Agreement, dated as of October 6, 2009, between Merix Corporation and American Stock Transfer & Trust Company, LLC.
99.1	Joint press release of Merix Corporation and Viasystems Group, Inc. dated October 6, 2009.